                                  Exhibit 4.5

UNIT NO.                                                                  UNITS

                                     [LOGO]

                                  USTEL, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

                                UNIT CERTIFICATE               CUSIP 917325 20 1

              EACH UNIT COMPOSED OF TWO SHARES OF COMMON STOCK AND
                  ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that



or registered assigns, is the registered holder of the number of Units ("Units") set forth above, each of which entitles the holder to two shares of Common Stock, par value $0.01 per share ("Common Stock" or the "Shares"), of UStel, Inc. (the "Company"), and one Redeemable Common Stock Purchase Warrant ("Warrants"). Each Warrant entitles the holder to purchase one share of the Company's Common Stock, at an exercise price of $4.00 subject to adjustment, at any time after the securities included in the Units become separately transferable through _________________________________, 2002

        The Common Stock and the Warrants may not be traded separately until ____________________. or earlier upon the mutual agreement of the Company and Barber & Bronson Incorporated (the "Underwriter") in their sole discretion. At any time after the securities are separately transferable, this Unit Certificate is exchangeable upon the surrender hereof by the registered holder to the Transfer Agent in exchange for one or more new Stock Certificates, representing in the aggregate the number of Shares comprising the Units represented hereby and one or more Warrant Certificates, representing in the aggregate the number of Warrants comprising the Units represented hereby.

        The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock and Warrants to cover the number of securities issuable upon the exchange of this Certificate and the exercise of rights of the underlying securities.

        This Unit Certificate entitles the holder hereof, either at law or in equity to any rights as a shareholder or warrant holder of the Company as shall pertain to the underlying securities.

        This Unit Certificate is exchangeable at any time upon the surrender hereof by the registered holder to the Transfer Agent for one or more new Unit Certificates of like tenor and date representing in the aggregate the right to the number of Units represented hereby.

        The Company may deem and treat the registered holder of this Unit Certificate at any time as the absolute owner hereof and of the securities covered hereby for all purposes and shall not be affected by any notice to the contrary.

        The Warrants covered by this Certificate are subject to the terms of the Warrant Agreement. The Warrant Agreement is available at the executive offices of the Company. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made thereto for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder.

        This Unit Certificate shall not be valid or obligatory for any purpose unless countersigned by the Transfer Agent.

        IN WITNESS WHEREOF, the company has cause this Unit Certificate to be executed by its duly authorized officers

                        USTEL, INC.

Dated:


                        By:

  [SEAL]                                PRESIDENT

                        By:

                                        SECRETARY


COUNTERSIGNED AND REGISTERED:

        American Securities Transfer & Trust,Inc.
                      P.O. Box 1596
                  Denver, Colorado 80201
                           Transfer and Registrar

By

                             AUTHORIZED SIGNATURE

                                  USTEL, INC.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common          UNIF TRANS MIN ACT  - ____________ Custodian _____________
                                                                 (Cust)                 (Minor)
TEN ENT - as tenants by the entireties                        under Uniform Transfers to Minors Act

JT TEN  - as joint tenants with right
          of survivorship and not as                          _____________________________________
          tenants in common                                                  (State)

              Additional abbreviations may also be used though not in the above list.


For Value received              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

______________________________________  _______________________________________

_______________________________________________________________________________
       (name AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

_______________________________________________________________________________

_________________________________________________________________________ Units

represented by the within Certificate and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney

to transfer the said units on the books of the within-named Company with full power of substitution in the promises.

Dated ________________________

                                                ______________________________
                                                          SIGNATURE

Signature(s) Guaranteed


By ____________________________________________

   THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
   GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
   AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH
   MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
   MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


04816   1/02-5-97    USTEL, Inc.-Units